EXHIBIT 99.1

     NEWS RELEASE                          Contact:   David R. Schroder
     For Immediate Release                            101 Second Street, S.E.,
                                                      Suite 800
                                                      Cedar Rapids, Iowa 52401
                                                      Phone (319) 363-8249

                           MACC PRIVATE EQUITIES, INC.
                       ANNOUNCES RESULTS OF THIRD QUARTER

CEDAR  RAPIDS,  IOWA -- (August 14,  2007) -- On August 14,  2007,  MACC Private
Equities Inc. (NASDAQ Capital Market: MACC) announced its preliminary results of operations from the third quarter of its fiscal year 2007,  which are subject to adjustment upon completion of its annual audit.

         For the third quarter of fiscal 2007,  MACC recorded  total  investment income of $253,152,  as compared to total investment  income of $238,361 for the third  quarter of fiscal  2006.  The increase in  investment  income was the net effect of a $32,780  decrease  in  interest  income  and a $47,571  increase  in dividend  income.  Net  operating  expenses for the third quarter of fiscal 2007 were $330,592, as compared to $352,442 for the third quarter of fiscal 2006. The decrease in net operating  expenses is the net effect of a $116,854  decrease in interest  expense,  a $19,713  decrease in management fees, a $138,300 change in incentive fees, a $11,861  decrease in professional  fees and a $11,722 decrease in other expenses.  Net investment  expense for the third quarter of fiscal 2007 was $77,440,  as compared to a net  investment  expense of $154,081 in the third quarter of fiscal 2006.

         Net realized gain on  investments  for the third quarter of fiscal 2007 was $309,357 as compared to a net realized loss on  investments  of $705,226 for the third quarter of fiscal 2006.  During the third quarter of fiscal 2007, MACC recorded a net change in unrealized  appreciation/depreciation on investments of
$270,950, as compared to a net change in unrealized appreciation/depreciation on investments of $1,043,716 during the third quarter of fiscal 2006.

         These items  resulted in a net  increase in net assets from  operations for the third quarter of fiscal 2007 of $477,181,  as compared to a net increase in net assets from operations for the third quarter of fiscal 2006 of $193,520.

         MACC's net asset value at June 30, 2007, was $12,090,734 as compared to
$11,618,234 at September 30, 2006. MACC's net asset value per share was $4.91 at
June 30, 2007, as compared to $4.71 at September 30, 2006.

         MACC is a  business  development  company  in the  business  of  making investments in small  businesses in the United States  through its  wholly-owned subsidiary, MorAmerica Capital Corporation, a small business investment company.
MACC  common  stock is traded on the  Nasdaq  Capital  Market  under the  symbol
"MACC."

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by  MACC  pursuant  to the safe-harbor  provisions of the 1995 Act, and are  identified as including  terms such as "may," "will," "should," "expects," "anticipates," "estimates," "plans,"
or similar language. In connection with these safe-harbor  provisions,  MACC has identified  in its  Annual  Report to  Shareholders  for the  fiscal  year ended
September 30, 2006,  important factors that could cause actual results to differ materially from those contained in any  forward-looking  statement made by or on behalf of MACC,  including,  without limitation,  the high risk nature of MACC's portfolio  investments,  the effects of general  economic  conditions  on MACC's portfolio  companies,  the effects of recent or future  losses on the ability of
MorAmerica  Capital to comply with applicable  regulations of the Small Business
Administration  and MorAmerica  Capital's ability to obtain future funding,  any failure to achieve annual  investment  level  objectives,  changes in prevailing
market   interest  rates,   and   contractions  in  the  markets  for  corporate
acquisitions  and initial  public  offerings.  MACC further  cautions  that such factors are not  exhaustive or exclusive.  MACC does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of
MACC.

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